Exhibit 5.1
                            JONES, DAY, REAVIS & POGUE
                               599 Lexington Avenue
                             New York, New York 10022


                                 September 8, 1995

  Federated Department Stores, Inc.
  7 West Seventh Street
  Cincinnati, Ohio 45202

  Ladies and Gentlemen:


       We have acted as counsel to Federated Department Stores, Inc. ("Federated") in connection with the issuance of up to 18,166,082 shares (the "Shares") of Common Stock, par value $.01 per share, in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of August 14, 1995 (the "Merger Agreement"), by and among Broadway Stores, Inc. ("Broadway"), Federated, and Nomo Company, Inc. Unless otherwise defined herein, terms used herein with initial capital letters as so used with the respective meanings ascribed thereto in the Registration Statement
  (as defined below).


       We have examined such documents, records, and matters of law as we have deemed necessary for the purposes of this opinion. Based thereupon, we are of the opinion that the Shares are duly authorized and, when the Registration Statement (the "Registration Statement") on Form S-4 (File No. 33-62077) has been declared effective by the Securities and Exchange Commission and the Shares are issued and delivered as contemplated thereby, the Shares will be validly issued, fully paid, and nonassessable.

       In rendering this opinion, we have (a) assumed that (i) each agreement or instrument pursuant to which any of the Shares are to be issued (collectively, the "Agreements") will at the time of such issuance have been duly authorized, executed, and delivered by the parties thereto and will constitute valid, binding, and enforceable obligations of such parties and
  (ii) the resolutions of Federated's Board of Directors authorizing Federated to issue the Shares will remain in full force and effect until all of the Shares have been issued and (b) relied, as to matters of fact, without any independent investigation, inquiry, or verification, upon statements or certificates of responsible officers of the parties to the Agreements and other representations of such parties.

       We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to us under the caption "Legal Matters" in the Proxy Statement/ Prospectus constituting a part of the Registration Statement.

                                Very truly yours,

                                /s/ Jones, Day, Reavis & Pogue

                                Jones, Day, Reavis & Pogue